EXHIBIT 32.2

CERTIFICATION

I, David G. Zahka, Chief Financial Officer of Talk America Holdings, Inc. have reviewed Talk America Holdings, Inc.’s Annual Report on Form 10-K for the annual period ended December 31, 2004 (the “Report”) and, based on the inquiries I have made or caused to be made in the fulfillment of my responsibilities as the Chief Executive Officer of Talk America Holdings, Inc., I hereby certify that:

(i) the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in such Report fairly presents, in all material respects, the financial condition and results of operation of Talk America Holdings, Inc.

__/s/ David G. Zahka__________________
David G. Zahka
Chief Financial Officer
March 29, 2005